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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We previously issued our report, accompanying the financial statements of the Registrants in its Form 10-SB filing for the year ending 12-31-98, dated xxx. We hereby consent to the incorporation by reference of said report in the registration statement of Form S-8 filed with the Securities and Exchange Commission by the Registrant.

/s/  Sarna & Company, Certified Public Accountants

     SARNA & COMPANY, CPA'S